                                                                      Exhibit 99

[LOGO]
WORLD HEADQUARTERS                                                NEWS RELEASE

FOR RELEASE UPON RECEIPT

     HEINZ REPORTS FOURTH QUARTER & FISCAL 2003 RESULTS THAT MEET CONSENSUS EXPECTATIONS FOR THE YEAR; COMPANY PROVIDES EARNINGS AND SALES OUTLOOK FOR FISCAL 2004

     o HEINZ REPORTS 4Q EARNINGS OF 52 CENTS PER SHARE AND FULL-YEAR FY03 EPS OF $2.03 FROM CONTINUING OPERATIONS, EXCLUDING SPECIAL ITEMS

     o 4Q SALES FROM CONTINUING OPERATIONS ROSE 6% TO $2.19 BILLION, FAVORABLE FOREIGN EXCHANGE AND HIGHER PRICES BOOST SALES

     o HEINZ REPORTS 4Q NET INCOME OF $102.6 MILLION OR $0.29 PER SHARE AFTER $82.2 MILLION OF 4Q SPECIAL ITEMS

     o    4Q VOLUME GREW OVER 2% IN INTERNATIONAL BUSINESSES

     o    HIGHER 4Q SALES IN EUROPE AND ASIA/PACIFIC, LOWER SALES IN U.S. FROZEN
          FOOD

     o    RECORD MARKET SHARES FOR HEINZ KETCHUP ACROSS NUMEROUS MAJOR GLOBAL
          MARKETS

     o HEINZ TARGETS FY 2004 EPS IN RANGE OF $2.15 TO $2.25, NET SALES GROWTH OF 3 TO 4% (EXCLUDING DIVESTITURES), AND OPERATING FREE CASH FLOW OF $700 MILLION TO $1 BILLION

     o IN FY03 HEINZ BECAME A MORE FOCUSED COMPANY WITH THE SUCCESSFUL SPIN-OFF OF CERTAIN BUSINESSES TO DEL MONTE


PITTSBURGH - June 12, 2003 - H.J. Heinz Company (NYSE: HNZ) today announced results for the fourth quarter ended April 30, 2003. Excluding special items in both periods, Heinz reported diluted earnings per share of $0.52 from continuing operations. The results were consistent with the year-earlier quarter and with the company's previous outlook for Fiscal 2003.

         Fourth-quarter sales from continuing operations rose 6% to $2.19 billion from $2.07 billion, as sales in Europe and Asia/Pacific increased due primarily to favorable foreign exchange and positive net price. The strong performance in those international markets and price increases in North America offset lower volume in some U.S. frozen food brands.

         Including special items, Heinz reported fourth-quarter net income of $102.6 million, or $0.29 per diluted share versus $223.5 million or $0.63 per diluted share in the year-earlier period. The year-ago results include earnings of $43.6 million, or $0.12 per diluted share from discontinued operations that were spun off to Heinz shareholders and then merged with Del Monte Corporation, a wholly-owned subsidiary of Del Monte Foods Company, in a transaction that was completed December 20, 2002. The discontinued operations were U.S. and Canadian pet food, and U.S. operations in seafood, retail private label soup, "College Inn" broth and infant feeding.

         Commenting on the company's performance, H.J. Heinz Company Chairman, President and CEO William R. Johnson said: "Heinz earnings for the fourth quarter and the fiscal year were on target with our forecast range, notwithstanding the downturn in the global economy. Heinz has become a stronger global food company with the successful spin-off to Del Monte and ongoing initiatives designed to restore profitable growth, accelerate the momentum of our big brands, improve efficiency, reduce our cash conversion cycle and drive down costs. We reduced our net debt by $1.3 billion and generated operating free cash flow of $752 million (operating cash flow less capital spending) despite a $224 million contribution to various Heinz pension plans. We are now a more focused company with a global portfolio of number-one brands. Importantly, we are also off to a good start in our new FY04."

         Excluding special items, fourth-quarter operating income from continuing operations increased to $342.2 million from $341.5 million in the previous year, reflecting significant increases in the Europe and Asia/Pacific segments, primarily due to favorable pricing, foreign exchange, and favorable sales mix. Operating income was unfavorably impacted in the Heinz North America segment by increased marketing and selling & distribution expense and by a sub-par performance by the U.S. frozen segment.

FISCAL 2004 TARGET

         Looking forward to Fiscal 2004, Heinz is targeting full-year EPS in the range of $2.15 to $2.25, consistent with Heinz's long-term target of 8-10% EPS growth. The target for net sales growth is 3-4%, (excluding divestitures) with operating free cash flow of $700 million to $1 billion. The Fiscal 2004 outlook includes the estimated impact of increased pension and healthcare costs of around $50 million and several small non-core divestitures.

         Heinz expects to have an effective tax rate of 33-33.5%, taking into account country mix and effective tax planning.

         Mr. Johnson added: "The key to achieving our objectives in Fiscal Year 2004 will be the Four Business Imperatives that Heinz adopted after the completion of the Del Monte transaction. We have embraced a global process of continuous improvement that is focused on building superior shareholder value."


         The Four Business Imperatives, which were unveiled in January, are:

         o DRIVE PROFITABLE GROWTH through investment in innovation and creative marketing to support Heinz's top 15 brands around the world;

         o REMOVING THE CLUTTER by improving the efficiency of the company's business structure and processes while streamlining and focusing its supply chain through continued SKU (Stock Keeping Unit) reduction;

         o SQUEEZING OUT COSTS through improved efficiency in trade promotion spending, productivity enhancements in the supply chain, reduced fixed costs and continued improvement in working capital and capital expenditure efficiency so that more resources can be focused on supporting brand growth; and

         o MEASURING AND RECOGNIZING PERFORMANCE through a balanced scorecard that aligns employee compensation more closely with business activities that drive shareholder value.

FISCAL 2003 RESULTS

         Heinz reported net income for the year of $566.3 million, or $1.60 per diluted share, compared with $833.9 million, or $2.36 per diluted share, in the previous fiscal year.

         Excluding special items and the Fiscal 2003 cumulative effect of a change in accounting principle related to the adoption of SFAS No. 142, Heinz reported earnings from continuing operations of $717.7 million or $2.03 per diluted share, which compares with $684.1 million, or $1.94 per diluted share for these operations in the previous fiscal year. (The results of the spun-off businesses have been accounted for as discontinued operations. Comments that follow refer to the results of continuing operations unless otherwise indicated.)

         Fiscal 2003 sales grew by 8.2% to $8.24 billion, driven by favorable pricing of 4.2%, foreign exchange translation rates of 5.6% and acquisitions (net of divestitures) of 0.3%, partially offset by a 2.0% decline in volume. Excluding hyperinflationary countries, the increase due to pricing was 1.3% and the volume decrease was also 1.3%, mostly due to the continued impact of previously announced SKU rationalization of low-margin products across the company.

         During Fiscal 2003, the company recognized charges totaling $162.4 million after tax, or $0.46 per share related to the following special items: the previously announced Heinz/Del Monte transaction; costs to reduce overhead of the remaining core businesses; exiting a U.K. pizza business; and the loss on the sale of Omstead Foods, a Canadian-based frozen fish and vegetable business. Fiscal 2002 results were negatively impacted by net restructuring charges and implementation costs totaling $8.9 million after tax, or $0.03 per share.

         Also, during the second quarter of Fiscal 2003, the company completed its transitional impairment review related to the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets" and recognized a non-cash charge of $77.8 million or $0.22 per share for impairment of goodwill. This charge is reported as a cumulative effect of a change in accounting principle effective May 2, 2002. Had the provisions of the standard been applied retroactive to May 3, 2001, net income from continuing operations would have been $720.4 million, or $0.13 per share higher in Fiscal 2002.

         EPS from discontinued operations was $0.25 per share in Fiscal 2003, compared to $0.45 in the prior year, reflecting the shorter period of ownership in the current year compared to last year.

HIGHLIGHTS

HEINZ NORTH AMERICA

         Sales in Heinz North America increased 2.5% for the year, primarily due to acquisitions and higher pricing. Operating income decreased 7.0% due to increased manufacturing costs, increased marketing behind Heinz Easy Squeeze!(R) Ketchup, Classico(R) pasta sauce, and the "Insist on Heinz" campaign, and higher selling, general & administrative expenses.

         Heinz(R) Ketchup share reached an all-time-high of 76% in Canada. In the U.S. the Heinz(R) Easy Squeeze!(R) upside-down ketchup bottle has grown to 14% of Heinz's retail ketchup business. While the economic downturn impacted Heinz and the entire foodservice industry in Fiscal 2003, Heinz is experiencing a foodservice turnaround in the new Fiscal Year. The red Forever Full(TM) Ketchup Bottle now is almost 40% of the foodservice tabletop ketchup business. Heinz's bulk foodservice ketchup business continues to grow with innovative packaging, such as the #10 Pour, Store & Pump Jug, which sold nearly one-half million cases in the fiscal year. EZ Marinader(R), a sauce and marinading pouch concept, was introduced to consumers in May and achieved 90% retail distribution in just one month.

U.S. FROZEN

         Sales for U.S. Frozen brands for the year decreased 1.3%; acquisitions increased sales 6.8%. Volume for the base business declined 4.5%, despite strong performance by Smart Ones(R) frozen entrees, which grew 7% in Fiscal 2003 and is now the company's third-largest brand. This strong performance was offset by declines in frozen side dishes and disappointing results from the Ore-Ida Funky Fries(R) and Hot Bites(R) introductions, which particularly impacted earnings in the fourth quarter. However, the Poppers(R) and TGIF(R) brands are growing rapidly, while the Bagel Bites(R) line is being restaged and The Boston Market(R) range is being refocused against traditional entrees.

HEINZ EUROPE

         Sales for the year in Heinz Europe increased 11.1% due to favorable foreign exchange translation rates and higher pricing for Heinz(R) beans, ketchup and soups. Heinz businesses in Italy, Germany and the Netherlands performed particularly well. In the U.K. increased volume for Heinz(R) frozen entrees and Heinz(R) Ketchup were offset by lower volumes in frozen pizza (recently exited) and the elimination of numerous SKUs. Heinz U.K., began marketing a frozen snack under the "Bite Me"(R) brand and has launched Soup Cups(R), on-the-go containers of Heinz(R) soup favorites. The company's canned pasta received a boost with the introduction of pasta shapes with X-Men(R), Spiderman(R) and Winnie the Pooh(R) pasta shapes.

         In the Netherlands, Heinz extended the popular Roosvicee(R) drinks line with varieties designed for sale at gas stations and sports centers, along with other away-from-home venues. Heinz Italy infant feeding volume grew 3% and the company unveiled Plasmon(R) Junior Biscuits, the first biscuits especially designed for children over 18 months. In France, Petit Navire(R) Salad Helpers(R) now offer special tuna-based salad toppings.

ASIA/PACIFIC

         Sales in Asia/Pacific for the year were up 17% and operating income increased 52% representing a major turnaround and continued growth in Indonesia and China. In New Zealand, the company's Wattie's(R) brand name has once again topped consumer recognition charts as the nation's number-one supermarket megabrand, ahead of 5,000 others. Market shares for Wattie's(R) canned baked beans and spaghetti are near 90%. Significantly reduced manufacturing costs produced a major turnaround for the Wattie's business in New Zealand, along with a continued strong performance from the affiliate's Tegel(R) poultry brand.

          Heinz's ABC(R) brand of soy sauce is a consumer staple in Indonesia and holds a market share of 50%. ABC(R) sales grew 26% during the fiscal year. Ketchup shares in Thailand rose to 35% with a new line, Heinz Plus(R) that is fortified with vitamins A and D. Heinz aims to have 4 to 6 businesses in Asia, each with sales of more than $100 million by the end of Fiscal 2005.

MEETING WITH SECURITIES ANALYSTS - INTERNET BROADCASTS

         Heinz will host a conference call with security analysts today at 8:30 a.m. (Eastern time). The call will be webcast live on www.heinz.com and will be archived for playback beginning at 2 p.m. The call is available live via conference call at 1-800-659-6183 (listen only). It will be hosted by William R. Johnson, Chairman, President and CEO; Art Winkleblack, Executive Vice President and Chief Financial Officer; Casey Keller, Chief Growth Officer; Jeff Berger, President - Heinz Foodservice; and Jack Runkel, Vice President - Investor Relations.

                                       ##

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz's control and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Uncertainties contained in such statements include, but are not limited to, the impact of the divestiture and spin-off transaction on the operations and financial performance of Heinz and the ability of Heinz to achieve its growth and other business goals. Other uncertainties include sales, earnings and volume growth, achieving cost savings programs, competitive conditions, production, energy, and raw material costs, the ability to maintain favorable supplier relationships, new product and packaging innovations, achievement of gross margins, success of marketing spending, currency valuations and fluctuations in these rates, the impact of e-commerce and e-procurement, supply chain efficiency and cash flow initiatives, unforeseen economic, industry, and political changes in international markets where Heinz competes and over which Heinz has no control, particularly the performance of businesses in hyperinflationary environments, the ability to integrate acquisitions and joint ventures into existing operations and success of divestitures and business combinations, risk inherent in litigation and other factors described in Heinz's Form 10-K for the fiscal year ended May 1, 2002, as updated from time to time by Heinz in its subsequent filings with the Securities and Exchange Commission. Future dividends on Heinz stock at any level are subject, among other things, to certain legal requirements being met at the time of declaration. The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and operating performance and speak only as of their dates. Heinz undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT HEINZ: H. J. Heinz Company is one of the world's leading producers and marketers of branded foods in ketchup, condiments, sauces, meals, soups, seafood, snacks and infant foods. Heinz is a global family of leading brands, including Heinz(R) Ketchup, sauces, soups, beans, pasta and infant foods (representing nearly one-third of total sales), Ore-Ida(R) french fries, Boston Market(R) and Smart Ones(R) meals and Plasmon(R) baby food. Heinz's 50 companies have number-one or number-two brands in 200 countries, showcased by Heinz(R) Ketchup, the world's favorite ketchup. Information on Heinz is available at www.heinz.com/news.


                                      # # #

         CONTACT:          Media:
                           -----

                           Ted Smyth, 412-456-5780;

                           Debbie Foster, 412-456-5778;

                           Jack Kennedy, 412-456-5923;

                           OR

                           Investors:
                           ---------

                           Jack Runkel, 412-456-6034

                       H.J. HEINZ COMPANY AND SUBSIDIARIES
        SPECIAL ITEMS - FISCAL YEARS ENDED APRIL 30, 2003 AND MAY 1, 2002

The following table provides a comparison of the company's reported results from continuing operations and the results excluding special items for the fiscal years ended April 30, 2003 and May 1, 2002:



                                                                          Fiscal Year Ended April 30, 2003
                                                     ----------------------------------------------------------------------
                                                         Net           Gross         Operating         Net           Per
                                                        Sales          Profit         Income          Income        Share
                                                     ----------      ----------      ----------      --------      --------
Reported results from continuing operations          $  8,236.8      $  2,932.5      $  1,173.8      $  555.4*     $   1.57*
     Del Monte transaction and
        overhead reduction costs                         --                 6.1           125.0         113.1          0.32
     Loss on exit of non-strategic businesses            --                47.3            62.4          49.3          0.14
                                                     ----------      ----------      ----------      --------      --------
Results from continuing operations
     excluding special items                         $  8,236.8      $  2,985.9      $  1,361.2      $  717.7      $   2.03
                                                     ==========      ==========      ==========      ========      ========


*  Before effect of change in accounting principle related to SFAS No. 142.

                                                                           Fiscal Year Ended May 1, 2002
                                                     ----------------------------------------------------------------------
                                                         Net           Gross         Operating         Net           Per
                                                        Sales          Profit         Income          Income        Share
                                                     ----------      ----------      ----------      --------      --------
Reported results from continuing operations          $  7,614.0      $  2,755.9      $  1,299.9      $  675.2      $   1.91
     Streamline implementation costs                     --                 1.4             2.6           2.5          0.01
     Streamline restructuring costs                      --                 2.4             9.8           6.4          0.02
                                                     ----------      ----------      ----------      --------      --------
Results from continuing operations
     excluding special items                         $  7,614.0      $  2,759.7      $  1,312.2      $  684.1      $   1.94
                                                     ==========      ==========      ==========      ========      ========

(Note:  Totals may not add due to rounding.)

                       H.J. HEINZ COMPANY AND SUBSIDIARIES
      SPECIAL ITEMS - FOURTH QUARTERS ENDED APRIL 30, 2003 AND MAY 1, 2002

The following table provides a comparison of the company's reported results from continuing operations and the results excluding special items for the fourth quarters ended April 30, 2003 and May 1, 2002:


                                                                        Fourth Quarter Ended April 30, 2003
                                                     ----------------------------------------------------------------------
                                                         Net           Gross         Operating         Net           Per
                                                        Sales          Profit         Income          Income        Share
                                                     ----------      ----------      ----------      --------      --------
Reported results from continuing operations          $  2,193.3       $  746.8        $  225.3       $  102.6      $   0.29
     Del Monte transaction and
        overhead reduction costs                         --                2.6            64.0           43.0          0.12
     Loss on exit of non-strategic businesses            --               47.3            53.0           39.2          0.11
                                                     ----------       --------        --------       --------        -----
Results from continuing operations
     excluding special items                         $  2,193.3       $  796.7        $  342.2       $  184.8      $   0.52
                                                     ==========       ========        ========       ========      ========


                                                                          Fourth Quarter Ended May 1, 2002
                                                     ----------------------------------------------------------------------
                                                         Net           Gross         Operating         Net           Per
                                                        Sales          Profit         Income          Income        Share
                                                     ----------      ----------      ----------      --------      --------
Reported results from continuing operations          $  2,070.2       $  740.6        $  337.4       $  179.9      $   0.51
     Streamline restructuring costs                      --                2.4             4.1            2.8          0.01
                                                     ----------       --------        --------       --------      --------
Results from continuing operations
     excluding special items                         $  2,070.2       $  743.0        $  341.5       $  182.7      $   0.52
                                                     ==========       ========        ========       ========      ========

(Note:  Totals may not add due to rounding.)

                      H. J. HEINZ COMPANY AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               Fourth Quarter Ended                   Fiscal Year Ended
                                        ---------------------------------       --------------------------------
                                         April 30, 2003       May 1, 2002       April 30, 2003       May 1, 2002
                                              FY2003             FY2002              FY2003             FY2002
                                        ---------------       -----------       --------------       -----------
Sales                                     $ 2,193,349         $ 2,070,167         $ 8,236,836         $ 7,614,036
Cost of products sold                       1,446,578           1,329,537           5,304,362           4,858,087
                                          -----------         -----------         -----------         -----------
Gross profit                                  746,771             740,630           2,932,474           2,755,949

Selling, general and
   administrative expenses                    521,516             403,236           1,758,658           1,456,077
                                          -----------         -----------         -----------         -----------
Operating income                              225,255             337,394           1,173,816           1,299,872

Interest income                                 9,319              12,864              31,083              26,197
Interest expense                               58,207              56,351             223,532             230,611
Other expense, net                            (11,184)            (14,667)           (112,636)            (44,938)
                                          -----------         -----------         -----------         -----------

Income from continuing operations
   before income taxes and effect of
   change in accounting principle              165,183            279,240             868,731           1,050,520

Provision for income taxes                     62,582              99,369             313,372             375,339
                                          -----------         -----------         -----------         -----------

Income from continuing operations
   before effect of change in
   accounting principle                       102,601             179,871             555,359             675,181

Income from discontinued
   operations, net of tax                        --                43,643              88,738             158,708
                                          -----------         -----------         -----------         -----------

Income before effect of change
   in accounting principle                    102,601             223,514             644,097             833,889

Effect of change in accounting
   principle                                     --                  --               (77,812)               --
                                          -----------         -----------         -----------         -----------
Net income                                $   102,601         $   223,514         $   566,285         $   833,889
                                          ===========         ===========         ===========         ===========

Income per common share - Diluted
    Continuing operations                 $      0.29         $      0.51         $      1.57         $      1.91
    Discontinued operations                      --                  0.12                0.25                0.45
    Effect of change in accounting
    principle                                    --                  --                 (0.22)               --
                                          -----------         -----------         -----------         -----------
Net Income                                $      0.29         $      0.63         $      1.60         $      2.36
                                          ===========         ===========         ===========         ===========
Average common shares
   outstanding - diluted                      354,144             352,872             354,144             352,872
                                          ===========         ===========         ===========         ===========

Income per common share - Basic
    Continuing operations                 $      0.29         $      0.51         $      1.58         $      1.93
    Discontinued operations                      --                  0.12                0.25                0.45
    Effect of change in accounting
    principle                                    --                  --                 (0.22)               --
                                          -----------         -----------         -----------         -----------
Net Income                                $      0.29         $      0.64         $      1.61         $      2.38
                                          ===========         ===========         ===========         ===========

Average common shares
   outstanding - basic                        351,250             349,921             351,250             349,921
                                          ===========         ===========         ===========         ===========

Cash dividends per share                  $    0.2700         $    0.4050         $    1.4850         $    1.6075
                                          ===========         ===========         ===========         ===========


 Note:  Both Fiscal 2003 and Fiscal 2002 include restructuring related items.

 (Totals may not add due to rounding)

                      H. J. HEINZ COMPANY AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

                                              Fourth Quarter Ended                     Fiscal Year Ended
                                        --------------------------------        --------------------------------
                                        April 30, 2003       May 1, 2002        April 30, 2003       May 1, 2002
                                            FY2003              FY2002              FY2003              FY2002
                                        --------------       -----------        --------------       -----------
Net external sales:
     Heinz North America                 $   615,567         $   603,490         $ 2,273,174         $ 2,216,945
     U.S. Frozen                             300,932             351,434           1,156,311           1,171,487
     Europe                                  911,602             769,715           3,148,347           2,834,396
     Asia/Pacific                            322,657             243,823           1,150,634             980,848
     Other Operating Entities                 42,591             101,705             508,370             410,360
                                         -----------         -----------         -----------         -----------
     Consolidated Totals                 $ 2,193,349         $ 2,070,167         $ 8,236,836         $ 7,614,036
                                         ===========         ===========         ===========         ===========

Intersegment sales:
     Heinz North America                 $     5,358         $     5,435         $    23,233         $    21,421
     U.S. Frozen                                 944               2,647               7,729              10,222
     Europe                                    1,598               2,377               6,072               6,737
     Asia/Pacific                                757                 959               3,192               2,901
     Other Operating Entities                    567                 730               2,192               1,379
     Non-Operating                            (9,224)            (12,148)            (42,418)            (42,660)
                                         -----------         -----------         -----------         -----------
     Consolidated Totals                 $      --           $      --           $      --           $      --
                                         ===========         ===========         ===========         ===========

Operating income (loss):
     Heinz North America                 $    74,091         $   121,490         $   382,777         $   477,255
     U.S. Frozen                              31,933              79,138             199,678             244,731
     Europe                                  128,917             135,043             553,663             541,830
     Asia/Pacific                             32,478              10,698             117,505              82,060
     Other Operating Entities                  8,316              15,642              89,753              55,132
     Non-Operating                           (50,480)            (24,617)           (169,560)           (101,136)
                                         -----------         -----------         -----------         -----------
     Consolidated Totals                 $   225,255         $   337,394         $ 1,173,816         $ 1,299,872
                                         ===========         ===========         ===========         ===========

Operating income (loss) excluding
   special items:
     Heinz North America                 $   109,120         $   122,864         $   449,567         $   483,403
     U.S. Frozen                              31,933              79,138             199,678             244,731
     Europe                                  187,852             136,940             612,598             545,442
     Asia/Pacific                             39,127               9,959             124,154              81,919
     Other Operating Entities                  8,316              15,642              89,753              55,132
     Non-Operating                           (34,164)            (23,065)           (114,543)            (98,391)
                                         -----------         -----------         -----------         -----------
     Consolidated Totals                 $   342,184         $   341,478         $ 1,361,207         $ 1,312,236
                                         ===========         ===========         ===========         ===========


The company's revenues are generated via the sale of products in the following categories:

                                              Fourth Quarter Ended                     Fiscal Year Ended
                                        --------------------------------        --------------------------------
                                        April 30, 2003       May 1, 2002        April 30, 2003       May 1, 2002
                                            FY2003              FY2002              FY2003             FY2002
                                        --------------       -----------        --------------       -----------
Ketchup, Condiments and Sauces           $   767,178         $   732,738         $ 2,766,134         $ 2,678,807
Frozen Foods                                 502,862             572,449           1,972,200           1,999,501
Tuna                                         153,066             138,443             520,925             470,174
Soups, Beans and Pasta Meals                 308,692             224,397           1,176,052             974,370
Infant Foods                                 293,955             240,651             871,801             793,281
Other                                        167,596             161,489             929,724             697,903
                                         -----------         -----------         -----------         -----------
Total                                    $ 2,193,349         $ 2,070,167         $ 8,236,836         $ 7,614,036
                                         ===========         ===========         ===========         ===========


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